UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2023

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35081	80-0682103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class P Common Stock	KMI	NYSE
2.250% Senior Notes due 2027	KMI 27A	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 18, 2023, the Board of Directors (the “Board”) of Kinder Morgan, Inc. (“KMI”) approved, subject to approval by KMI’s stockholders, an amendment (the “Amendment”) to KMI’s Amended and Restated Certificate of Incorporation, to provide for exculpation of KMI officers as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware.

As described under Item 5.07 of this report, KMI’s stockholders approved the Amendment at KMI’s 2023 Annual Meeting of Stockholders held on May 10, 2023. The Amendment permits exculpation of certain officers in connection with direct claims brought by stockholders, including class actions, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by KMI itself, or for derivative claims brought by stockholders in the name of KMI. In addition, the Amendment does not limit the liability of officers for any breach of the duty of loyalty to the corporation or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. KMI filed the Amendment with the Secretary of State of the State of Delaware on May 10, 2023.

The foregoing description of the Amendment is a summary and is qualified by the full text of the Amendment, which is filed as Exhibit 3.1 to this report.

Item 5.07     Submission of Matters to a Vote of Security Holders.

KMI held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on May 10, 2023. At the Annual Meeting, a total of 1,936,446,970 shares of KMI’s common stock entitled to vote were present or represented by proxy, constituting a quorum for the transaction of business.

At the Annual Meeting, KMI stockholders voted on the following proposals: (1) election of fourteen nominated directors to the Board; (2) approval of an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of KMI as permitted by recent amendments to the General Corporation Law of the State of Delaware; (3) ratification of the selection of PricewaterhouseCoopers LLP as KMI’s independent registered public accounting firm for 2023; and (4) the approval, on an advisory basis, of the compensation of KMI’s named executive officers, as disclosed in the Proxy Statement.

Proposal One – Election of Directors

KMI stockholders elected fourteen directors, each to serve until KMI’s 2024 annual meeting or, if earlier, the election and qualification of his or her successor.

Nominee	For	Against	Abstain	Broker Non-Votes
Richard D. Kinder	1,498,484,612	124,126,567	2,367,540	311,468,250
Steven J. Kean	1,533,740,652	87,916,046	3,322,021	311,468,250
Kimberly A. Dang	1,514,655,237	107,795,217	2,528,265	311,468,250
Ted A. Gardner	1,113,065,729	508,793,270	3,119,719	311,468,250
Anthony W. Hall, Jr.	1,477,779,785	144,382,189	2,816,744	311,468,250
Gary L. Hultquist	1,515,650,647	106,527,247	2,800,825	311,468,250
Ronald L. Kuehn, Jr.	1,338,474,592	283,677,918	2,826,209	311,468,250
Deborah A. Macdonald	1,499,500,179	122,874,187	2,604,353	311,468,250
Michael C. Morgan	1,494,096,518	128,162,101	2,720,100	311,468,250
Arthur C. Reichstetter	1,519,799,405	102,335,571	2,843,743	311,468,250
C. Park Shaper	1,518,637,519	103,504,815	2,836,385	311,468,250

William A. Smith	1,521,325,722	100,832,436	2,820,561	311,468,250
Joel V. Staff	1,508,631,253	113,497,807	2,849,659	311,468,250
Robert F. Vagt	1,146,500,559	475,576,218	2,901,942	311,468,250

Proposal Two – Amendment to Amended and Restated Certificate of Incorporation

KMI stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of KMI as permitted by recent amendments to the General Corporation Law of the State of Delaware.

For	Against	Abstain	Broker Non-Votes
1,443,597,184	176,224,704	5,156,830	311,468,250

Proposal Three – Ratification of Selection of PricewaterhouseCoopers LLP

KMI stockholders ratified the selection of PricewaterhouseCoopers LLP as KMI’s independent registered public accounting firm for 2023.

For	Against	Abstain	Broker Non-Votes
1,874,380,800	58,356,786	3,709,383	—

Proposal Four – Advisory Vote on Executive Compensation

KMI stockholders approved, on an advisory basis, the compensation of KMI’s named executive officers, as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
1,521,685,589	95,593,717	7,698,954	311,468,250

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits	Description
	3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Kinder Morgan, Inc.

	104	Cover Page Interactive Data File pursuant to Rule 406 of Regulation S-T formatted in iXBRL (Inline Extensible Business Reporting Language).

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: May 16, 2023	By:	/s/ David P. Michels
David P. Michels Vice President and Chief Financial Officer

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